Exhibit 99.1

Gladstone Investment Announces Monthly Cash Distributions for October, November and December 2024, and Earnings Release and Conference Call Dates for the Second Fiscal Quarter

MCLEAN, Va., October 8, 2024 - Gladstone Investment Corporation (Nasdaq: GAIN) (the “Company”) announced today that its board of directors declared the following monthly cash distributions to common stockholders. The Company also announced its plan to report earnings for its second fiscal quarter ended September 30, 2024.

Common Stock: $0.08 per share of common stock for each October, November and December 2024 payable per the table below.

Record Date	Payment Date	Cash Distribution
October 22	October 31	$0.08
November 20	November 29	$0.08
December 20	December 31	$0.08

Total for the Quarter:		$0.24

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstoneinvestment.com.

The Company also announced today that it plans to report earnings after the stock market closes on Thursday, November 7, 2024, for its second fiscal quarter ended September 30, 2024. The Company will hold a conference call on Friday, November 8, 2024 at 8:30 a.m. Eastern Time to discuss its earnings results. Please call (866) 424-3437 to enter the conference call. An operator will monitor the call and set a queue for questions.

A conference call replay will be available beginning one hour after the call and will be accessible through November 15, 2024. To hear the replay, please dial (877) 660-6853 and use playback conference number 13748840.

The live audio broadcast of the Company’s conference call will be available online at www.gladstoneinvestment.com. The event will also be archived and available for replay on the Company’s website.

About Gladstone Investment Corporation: Gladstone Investment Corporation is a publicly traded business development company that seeks to make secured debt and equity investments in lower middle market businesses in the United States in connection with acquisitions, changes in control, and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Source: Gladstone Investment Corporation

Investor Relations Inquiries: Please visit www.gladstonecompanies.com or (703) 287-5893.

Forward-looking Statements:

The statements in this press release regarding potential future distributions, earnings and operations of the Company are “forward-looking statements.” These forward-looking statements inherently involve certain risks and uncertainties in predicting future results and conditions. Although these statements are based on the Company’s current plans that are believed to be reasonable as of the date of this press release, a number of factors could cause actual results and conditions to differ materially from these forward-looking statements, including those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or otherwise, except as required by law.